                                                                     EXHIBIT 7.v

                              OPTIONAL ADVANCE NOTE


$2,550,000.00                                              San Diego, California
                                                                  March 11, 1998


        The undersigned promises to pay on September 30, 1999 to the order of Allen Paulson ("Lender") at 6175 Nancy Ridge Drive, San Diego, California, the sum of eighty-five dollars (receipt of which is hereby acknowledged by the undersigned) plus such other and further sums up to an aggregate total of two million five hundred fifty thousand dollars ($2,550,000) as the holder hereof may hereafter from time to time loan or advance to or for the benefit of the undersigned in accordance with the terms hereof, together with simple interest thereon from the date of the respective advances hereunder at the rate of 10% per annum, computed on a basis of a 365-day year and actual days elapsed. Accrued interest through the last day of each calendar month shall be due and payable on the 15th day of the succeeding calendar month. Any principal or interest not paid when due hereunder shall bear interest from its due date at the interest rate specified above. The unpaid balance of this obligation at any time shall be the total amounts advanced hereunder by Lender, less the amount of payments made hereon by or for the undersigned, which balance may be endorsed hereon from time to time by Lender.

        Advances hereunder may be made by Lender at the oral or written request of its President or its Chief Financial Officer, each of whom is authorized to request advances and direct the disposition of any such advances until written notice of the revocation of such authority is received by Lender at the address written above. Any such advance shall be conclusively presumed to have been made to or for the benefit of the undersigned when made in accordance with such requests and directions.

        Upon the happening of any of the following events, Lender may, at its option, declare immediately due and payable the entire unpaid principal amount of this Note, together with all interest thereon, plus any other amounts payable at the time of such declaration pursuant to this Note. Such events are the following: (1) failure to make any payment of interest as it falls due; (2) the maker of this Note ("Maker") shall admit in writing its inability to pay its debts as they become due, shall make a general assignment for the benefit of creditors or shall file any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors; or (3) an involuntary petition shall be filed against Maker under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors unless such petition shall be dismissed or vacated within sixty (60) days of the date thereof.

        The Maker of this Note waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Note.

        This Note may be prepaid at any time, in whole or in part, without penalty or premium. In addition, the Maker shall forthwith prepay this Note to the extent of and with 85% of the net proceeds of any future-arranged debt or equity financing of the Maker (or, if less, all outstanding principal of and accrued interest on this Note).

        If Lender should institute collection efforts, of any nature whatsoever, to attempt to collect any and all amounts due hereunder upon the default of Maker, Maker shall be liable to pay to Lender immediately and without demand all reasonable costs and expenses of collection incurred by Lender, including without limitation reasonable attorneys fees, whether or not suit or other action or proceeding be instituted and specifically including but not limited to collection efforts that may be made through a bankruptcy court, and all such sums shall be fully secured by all instruments, if any, securing this Note.

        The provisions of this Note are intended by Maker to be severable and divisible and the invalidity or unenforceability of a provision or term herein shall not invalidate or render unenforceable the remainder of this Note or any part thereof.



                                EXHIBIT 7.v - 1

        This Note shall be deemed to be pari passu with and part of the same single series as the other Optional Advance Note issued by Maker on this day pursuant to a certain Private Line of Credit Agreement. This Note is subject to such Private Line of Credit Agreement.

        This Note shall be governed by and construed and interpreted in accordance with the internal laws of the State of California.

                                        CARDIODYNAMICS INTERNATIONAL
                                        CORPORATION


                                        By:/s/ Rhonda Pederson
                                           --------------------------------
                                           President


                                        By:/s/ Steve Loomis
                                           --------------------------------
                                           Secretary














                                EXHIBIT 7.v - 2

                           TRANSACTIONS ON WITHIN NOTE

             Interest    Interest
Date         Paid To       Paid      Advances    Payments    Balance    Approved
----         -------       ----      --------    --------    -------    --------


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                                EXHIBIT 7.v - 3